                                               EXHIBIT 4.01

                    SIXTH AMENDMENT AGREEMENT


          SIXTH AMENDMENT AGREEMENT dated as of September 12, 1995, among JBI, INC., a Massachusetts corporation (the "Borrower"); J. BAKER, INC., a Massachusetts corporation ("Baker"); each of the banks that is a signatory hereto (individually, a "Bank" and, collectively, the "Banks"); and SHAWMUT BANK, N.A., a national banking association, as agent for the BANKS (in such capacity, together with its successors in such capacity, the "Agent").

          The Borrower, Baker, the Banks and the Agent are parties to a Revolving Credit and Loan Agreement dated as of February 1, 1993 (as amended by the First Amendment and Waiver Agreement relating thereto dated as of November 19, 1993, by the Second Amendment Agreement relating thereto dated as of April 29, 1994, by the Third Amendment Agreement relating thereto dated as of December 1, 1994, by the Fourth Amendment Agreement relating thereto dated as of March 6, 1995 and by the Fifth Amendment Agreement relating thereto dated as of May 19, 1995, and as in effect on the date hereof, the "Credit Agreement").

          The Borrower and Baker have requested that the Credit Agreement, the Pledge Agreement and the Security Agreement be amended to, among other things, amend certain covenants therein, and the Banks and the Agent are prepared to agree to such amendments upon the terms and conditions hereof and provide that the BRIDGE NOTE (as defined below) be secured by a security interest in the Collateral, as defined in the Pledge Agreement and the Security Agreement, pari passu with the Obligations owing to the Banks, and that the Credit Agreement be amended to change the Prime Margin, the LIBO Margin, the Commitment Fee and the Commission Rate as defined therein. Accordingly, the parties hereto hereby agree as follows:

          Section 1. Definitions. Except as otherwise defined in this Agreement, terms defined in the Credit Agreement are used herein as defined therein.

          Section 2.  Amendments to the Credit Agreement.
Effective on the Effective Date (as defined in Section 8 hereof), the Credit Agreement shall be amended as follows:

          A. Article I of the Credit Agreement shall be amended by changing the definitions of "COMMISSION RATE", "FINANCING AGREEMENTS", "LIBO MARGIN" and "PRIME MARGIN" to read in their entirety as set forth below, and by adding thereto the new definitions set forth below (and inserting the same in the appropriate alphabetical locations):

          "BRIDGE LENDER" shall mean SHAWMUT and its successors and permitted assigns under the BRIDGE NOTE.

          "BRIDGE NOTE" shall mean the promissory note of the BORROWER issued to the BRIDGE LENDER in the maximum principal amount of $20,000,000 payable on December 29, 1995, as the same may be modified, substituted or exchanged from time to time.

          "CALCULATION QUARTER" shall mean, for purposes of determining the IBO TO EBITDA RATIO on any day for which such determination is to be used in calculating the LIBO MARGIN, the PRIME MARGIN, the COMMISSION RATE or the COMMITMENT FEE, as the case may be, for such day, the fiscal quarter of BAKER ended on, or most recently ended prior to, such day.

          "COMMISSION RATE" shall mean, (i) for any period during which RATING LEVEL I is in effect, 1.25% per annum, (ii) for any period during which RATING LEVEL II is in effect, 1.50% per annum, (iii) for any period during which RATING LEVEL III is in effect, 2.00% per annum, (iv) for any period during which RATING LEVEL IV is in effect, 2.50% per annum,
     (v) for any period during which RATING LEVEL V is in effect, 2.75% per annum, and (vi) for any period during which RATING LEVEL VI is in effect, 3.50% per annum.

          "EBITDA" shall mean, for any period of four consecutive fiscal quarters of BAKER and its SUBSIDIARIES (determined on a consolidated basis without duplication in accordance with
     GAAP), operating income (calculated before depreciation and amortization expense, interest expense, cumulative effect of accounting change, taxes and extraordinary and unusual items) for such period.

          "FINANCING AGREEMENTS" shall mean, collectively, this Agreement, all promissory notes executed and delivered hereunder, the PLEDGE AGREEMENT and all other pledge agreements executed and delivered hereunder, the SECURITY AGREEMENT and all other security agreements executed and delivered hereunder, the BRIDGE NOTE, and all other agreements executed pursuant hereto, and all other agreements of every kind and nature now or hereafter in full force between the BANKS and the BORROWER, between the AGENT and the BORROWER and among the BANKS and any third party, relating to the OBLIGATIONS, as the same may, from time to time, be amended or supplemented.

          "IBO TO EBITDA RATIO" shall mean, for any date of determination thereof, the ratio of (a) the aggregate amount of INTEREST BEARING OBLIGATIONS on such date to (b) EBITDA for the period of four consecutive fiscal quarters of BAKER ending on, or most recently ended prior to, such date.

          "INTEREST BEARING OBLIGATIONS" shall mean, for BAKER and the SUBSIDIARIES, determined on a consolidated basis in conformity with GAAP, (a) obligations created, issued or incurred for borrowed money (whether by loan or by the issuance and sale of debt securities) including, without limitation, SUBORDINATED INDEBTEDNESS, (b) obligations arising under bankers' acceptance facilities and (c) any other obligations which bear interest; provided that in no event shall INTEREST BEARING OBLIGATIONS include obligations in respect of letters of credit.

          "LIBO MARGIN" shall mean (i) for any period during which RATING LEVEL I is in effect, 1.25% per annum, (ii) for any period during which RATING LEVEL II is in effect, 1.50% per annum, (iii) for any period during which RATING LEVEL III is in effect, 2.00% per annum, (iv) for any period during which RATING LEVEL IV is in effect, 2.50% per annum,
     (v) for any period during which RATING LEVEL V is in effect, 2.75% per annum, and (vi) for any period during which RATING LEVEL VI is in effect, 3.50% per annum.

          "PRIME MARGIN" shall mean (i) for any period during which RATING LEVEL I or RATING LEVEL II is in effect, 0.00% per annum, (ii) for any period during which RATING LEVEL III is in effect, 0.25% per annum, (iii) for any period during which RATING LEVEL IV is in effect, 0.50% per annum, (iv) for any period during which RATING LEVEL V is in effect, 1.00% per annum, and (v) for any period during which RATING LEVEL VI is in effect, 1.50% per annum.

          "RATING LEVEL" shall mean RATING LEVEL I, RATING LEVEL II, RATING LEVEL III, RATING LEVEL IV, RATING LEVEL V and RATING LEVEL VI. For purposes of this Agreement, whenever a RATING LEVEL is stated to be higher or lower than another RATING LEVEL, the terms "higher" and "lower" shall be determined on the basis that the highest RATING LEVEL is RATING LEVEL I and that the lowest RATING LEVEL is RATING LEVEL VI.

          "RATING LEVEL I" shall mean (a) no EVENT OF DEFAULT has occurred and is continuing and (b) the IBO TO EBITDA RATIO as at the last day of the CALCULATION QUARTER is equal to or less than 1.0 to 1; "RATING LEVEL II" shall mean (a) no EVENT OF DEFAULT has occurred and is continuing, (b) the IBO TO EBITDA RATIO as at the last day of the CALCULATION QUARTER is greater than 1.0 to 1 but is equal to or less than 2.0 to 1 and (c) RATING LEVEL I is not in effect; "RATING LEVEL III" shall mean (a) no EVENT OF DEFAULT has occurred and is continuing, (b) the IBO TO EBITDA RATIO as at the last day of the CALCULATION QUARTER is greater than
     2.0 to 1 but is equal to or less than 3.0 to 1 and (c) neither RATING LEVEL I nor RATING LEVEL II is in effect; "RATING LEVEL IV" shall mean (a) no EVENT OF DEFAULT has occurred and is continuing, (b) the IBO TO EBITDA RATIO as at the last day of the CALCULATION QUARTER is greater than
     3.0 to 1 but is equal to or less than 4.0 to 1 and (c) none of RATING LEVEL I, RATING LEVEL II or RATING LEVEL III is in effect; "RATING LEVEL V" shall mean (a) no EVENT OF DEFAULT has occurred and is continuing, (b) the IBO TO EBITDA RATIO as at the last day of the CALCULATION QUARTER is greater than 4.0 to 1 but is equal to or less than 5.0 to 1 and (c) none of RATING LEVEL I, RATING LEVEL II, RATING LEVEL III or RATING LEVEL IV is in effect; and "RATING LEVEL VI" shall mean none of RATING LEVEL I, RATING LEVEL II, RATING LEVEL III, RATING LEVEL IV or RATING LEVEL V is in effect; provided that any change in RATING LEVEL by reason of a change in the IBO TO EBITDA RATIO as at the last day of any CALCULATION QUARTER from the IBO TO EBITDA RATIO as at the last day of the fiscal quarter of the BORROWER immediately preceding the CALCULATION QUARTER shall become effective on the first day of the fiscal quarter of the BORROWER next following receipt by the AGENT of the financial statements of the BORROWER and its SUBSIDIARIES delivered as required by Section 9.01(c) hereof; provided further that if the BORROWER fails to deliver the financial statements of the BORROWER and its SUBSIDIARIES required by Section 9.01(c) hereof, RATING LEVEL VI shall apply. The initial RATING LEVEL hereunder shall be RATING LEVEL IV.

          B.  With effect on October 1, 1995, Section 3.08 of the
Credit Agreement shall be amended to read in its entirety as follows:

               "3.08 As long as the OBLIGATIONS or any portion thereof remain outstanding the BORROWER shall pay to the AGENT, for the account of each Bank, a commitment fee on the daily average amount of such Bank's COMMITMENT AMOUNT (whether used or unused), for the period from and including October 1, 1995 to but not including the earlier of the date such COMMITMENT AMOUNT is terminated and the TERMINATION DATE, at a rate per annum equal to (i) for any period during which RATING LEVEL I is in effect, 0.25%, (ii) for any period during which RATING LEVEL II is in effect, 0.375%,
     (iii) for any period during which RATING LEVEL III, RATING LEVEL IV or RATING LEVEL V is in effect, 0.50% and (iv) for any period during which RATING LEVEL VI is in effect, 0.75%. Accrued COMMITMENT FEE shall be payable quarterly, in advance, and on the earlier of the date the COMMITMENT AMOUNTS are terminated and the TERMINATION DATE."

          C. Section 10.01.4(a) of the Credit Agreement shall be amending by inserting at the end thereof:

     "Notwithstanding the foregoing, LEVERAGE may be up to, but not in excess of, 135% at any time during the period from the last day of the fiscal quarter ending on or about May 1, 1995 to and including the last day of the fiscal quarter ending on or about November 1, 1995."

          D. Section 10.01.5(c) of the Credit Agreement shall be amended to read in its entirety as follows:

          "The applicable percentages to be used in
Section 10.01.5(a) shall be as follows for each of the following respective periods:

           Period                          Minimum Percentage
           ------                          ------------------
From the first day of the
FISCAL YEAR beginning on or
about February 1, 1995 to and
including the last day of the
fiscal quarter ending on or
about May 1, 1995                                 112%

From the first day of the
fiscal quarter beginning on or
about May 1, 1995 to and
including the last day of the
fiscal quarter ending on or
about November 1, 1995                            110%

From the first day of the
fiscal quarter beginning on or
about November 1, 1995 to and
including the last day of the
FISCAL YEAR ending on or about
February 1, 1996                                  112%

From the first day of the
FISCAL YEAR beginning on or
about February 1, 1996 to and
including the last day of the
FISCAL YEAR ending on or about
February 1, 1997                                  115%

At all times thereafter                           125%"

          E. Section 10.01.10(b) of the Credit Agreement shall be amended to read in its entirety as follows:

          "The applicable percentage to be used in Section
10.01.10(a) shall be as follows for each of the following respective periods:

           Period                          Minimum Percentage
           ------                          ------------------
From the first day of the
FISCAL YEAR beginning on or
about February 1, 1995 to and
including the last day of the
fiscal quarter ending on or
about August 1, 1995                              250%

From the first day of the
fiscal quarter beginning on or
about August 1, 1995 to and
including the last day of the
fiscal quarter ending on or
about November 1, 1995                            230%

From the first day of the
fiscal quarter beginning on or
about November 1, 1995 and at
all times thereafter                              200%

          F. Section 10.03(g) of the Credit Agreement shall be amended to read in its entirety as follows:

          "(g) Additional INDEBTEDNESS evidenced by the BRIDGE NOTE; and, so long as there are no loans outstanding under the BRIDGE NOTE, other INDEBTEDNESS, but not including INDEBTEDNESS with respect to borrowed money, not exceeding $5,000,000 in the aggregate outstanding at any one time."

          G. Section 11.01 of the Credit Agreement shall be amended by (1) replacing the period at the end of clause (n) thereof with "; and" and (2) inserting new clause (o) to read in its entirety as follows:

          "(o) An Event of Default as defined in the BRIDGE NOTE shall occur and be continuing."

          H. Line 2 of Section 15.01 of the Credit Agreement shall be amended by changing the word "covenant" to "consent" and line 11 of Section 15.01 of the Credit Agreement shall be amended by inserting after the word "BANKS" therein, the words "(including, for the purposes of clauses (d) and (e) of this Section 15.01 only, the BRIDGE LENDER)".

          Section 3. Amendments to Pledge Agreement. Effective on the Effective Date, the Pledge Agreement shall be amended as follows:

          A. The definition of "Secured Obligations" in Section 1 of the Pledge Agreement shall be amended by relettering clauses
(b) and (c) thereof as clauses (c) and (d), respectively, and inserting new clause (b) thereof to read in its entirety as follows:

     "and (b) in the case of the Borrower and the Parent
     Guarantor, the principal of and interest on the Bridge Note and all other amounts from time to time owing to the Bridge
     Lender by the Borrower under the Bridge Note".

          B. Section 4.09 of the Pledge Agreement shall be amended by inserting in line 4 of the second paragraph thereof, after the words "Guarantee Agreement", the words "and the Bridge
Note".

          Section 4.  Amendments to Security Agreement.
Effective on the Effective Date, the Security Agreement shall be amended as follows:

          A.  The definition of "Secured Obligations" in Section
1 of the Security Agreement shall be amended by relettering clause (b) thereof as clause (c) and by inserting new clause (b) thereof to read in its entirety as follows:

     "and (b) the principal of and interest on the Bridge Note and all other amounts whatsoever from time to time owing to the Bridge Lender under the Bridge Note or the Guarantee
     Agreement".

          B. Section 4.10 of the Security Agreement shall be amended by (i) inserting in line 3 of the second paragraph thereof, after the words "Credit Agreement", the words "and the Bridge Note" and (ii) inserting in line 4 of the third paragraph thereof, after the words "Credit Agreement", the words ", or consisting of the unpaid principal of the loans or other extensions of credit under the Bridge Note".

          Section 5.  Acknowledgement under other Financing
Agreements.

          (a) Each of the Guarantors (as defined in the Guarantee), the Agent and the Banks, by its signature hereto, acknowledges that the Bridge Lender shall be deemed to be a "Bank" for all purposes of the Guarantee and that the loans evidenced by the Bridge Note shall be deemed to be extensions of credit by the Banks to the Borrower for purposes of the definition of "Guaranteed Obligations" in
     Section 1 of the Guarantee.

          (b) Each of the Guarantors (as defined in the Pledge Agreement), the Agent and the Banks, by its signature hereto, acknowledges that the Bridge Lender shall be deemed to be a "Bank" for all purposes of the Pledge Agreement and agrees that the security interest created thereby in favor of the Bridge Lender shall have the same priority as the security interest created thereby in favor of the other Banks.

          (c) Each of the Borrower, the Parent Guarantor (as defined in the Security Agreement), the Agent and the Banks, by its signature hereto, acknowledges that the Bridge Lender shall be deemed to be a "Bank" for all purposes of the Security Agreement and agrees that the security interest created thereby in favor of the Bridge Lender shall have the same priority as the security interest created thereby in favor of the other Banks.

The provisions of the foregoing clauses (b) and (c) are solely for the purpose of defining the relative rights of the Bridge Lender and the Banks. Nothing herein shall be construed to affect the rights against the Borrower, Baker and the Subsidiary Guarantors of any Bank relative to any other creditor or secured party (other than the Bridge Lender) and nothing herein shall constitute an agreement by such Bank to subordinate or otherwise modify the rights of such Bank relative to the rights of such other creditor or secured party.

          Section 6. Prepayments. Notwithstanding anything contained in the Credit Agreement to the contrary, the Borrower, by its signature hereto, agrees that it will not reduce the aggregate amount of the Loans outstanding under the Credit Agreement below the Aggregate Commitment Amount unless all principal of and interest on the loans evidenced by the Bridge Note has first been paid in full.

          Section 7. Representations and Warranties. Each of the Borrower and Baker hereby represents and warrants to the Banks and the Agent as of the Effective Date that, after giving effect to the amendments set forth herein and to the other transactions contemplated hereby, (a) no Default has occurred and is continuing, (b) the representations and warranties set forth in Article VIII of the Credit Agreement are true and complete as if made on and as of the Effective Date and as if each reference in said Article VIII to "this Agreement" included reference to this Agreement (provided that the representation and warranty set forth herein shall not be deemed to be inaccurate solely by reason of the failure of any information contained in any of Exhibits G (solely as the information therein relates to Section 8.04 or 8.05 of the Credit Agreement), N, O, P, Q and R to the Credit Agreement to remain true), (c) the amendments contemplated by Sections 2, 3 and 4 hereof do not require any consent under any agreement, instrument or other document (including, without limitation, the Convertible Subordinated Notes, the Senior Subordinated Notes and the Subordinated Convertible Debentures) including, without limitation, any consent necessary to cause the Loans and the Revolving Notes to be Obligations to which the Subordinated Indebtedness shall be subordinated under the subordination agreement(s) referred to in
Section 1.110 of the Credit Agreement. The foregoing shall be deemed to be representations and warranties made in an Operative Document for purposes of Section 11.01(d) of the Credit Agreement.

          Section 8. Conditions Precedent. The Effective Date shall be the date as of which the Agent notifies the Borrower, Baker and the Banks in writing that it has received (i) an amendment fee paid by the Borrower to the Agent, for the pro rata benefit of each Bank that executes and delivers this Agreement, in an amount equal to 10% of the aggregate Commitment Amounts of the Banks that execute and deliver this Agreement and (ii) the following documents, each of which shall be in form and substance satisfactory to the Agent:

          (a) counterparts of this Agreement duly executed and delivered by each of the parties hereto;

          (b) certified copies of the charter and by-laws (or equivalent documents) of each Obligor (or, in the alternative, a certification to the effect that none of such documents has been modified since delivery thereof on the Closing Date pursuant to the Credit Agreement and of all corporate authority for each Obligor (including, without limitation, board of director resolutions and evidence of the incumbency (with specimen signature) of officers for each Obligor) with respect to the execution, delivery and performance of (i) in the case of the Borrower and Baker, this Agreement and the Credit Agreement as amended hereby and the Bridge Note and (ii) in the case of each other Obligor this Agreement, and each other document to be delivered by each Obligor from time to time in connection with the Credit Agreement as amended hereby (and the Agent and each Bank may conclusively rely on such certificate until it receives notice in writing from each Obligor to the contrary);

          (c) an opinion, dated the date hereof, of Goodwin, Procter & Hoar, counsel to the Obligors, substantially in the form of Exhibit A hereto and covering such matters relating hereto as the Agent may require (and each Obligor hereby instructs such counsel to deliver such opinion to the Banks and the Agent); and

          (d) such other documents relating to the transactions contemplated by this Agreement as the Agent or any Bank or special counsel to the Agent may reasonably request.

          Section 9. References. All references in the Credit Agreement and in each Operative Document and Financing Agreement (including references to the Credit Agreement as amended hereby) to the "Credit Agreement" (and indirect references thereto such as "hereunder", "hereby", "herein" and "hereof") shall be deemed to be references to the Credit Agreement as amended hereby. All references in the Credit Agreement and in each Operative Document and Financing Agreement (including references to the Pledge Agreement or the Security Agreement, as the case may be, as amended hereby) to the "Pledge Agreement" and the "Security Agreement" (and indirect references thereto such as "thereunder", "thereby", "therein" and "thereof") shall be deemed to be references to the Pledge Agreement and Security Agreement, each as amended hereby, respectively.

          Section 10. Miscellaneous. Except as expressly herein provided, the Credit Agreement and all other Operative Documents and Financing Agreements shall remain unchanged and in full force and effect. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement shall be governed by, and construed in accordance with, the law of The Commonwealth of Massachusetts.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                              JBI, INC.

                              By /s/Alan I. Weinstein
                                 ---------------------------
                                 Name: Alan I. Weinstein
                                 Title: Sr. Exec. Vice President

                              J. BAKER, INC.


                              By /s/ Alan I. Weinstein
                                 ---------------------------
                                 Name: Alan I. Weinstein
                                 Title: Sr. Exec. Vice President

                              SHAWMUT BANK, N.A.


                              By /s/ Roger A. Stone
                                 ---------------------------
                                 Name: Roger A. Stone
                                 Title: Director

                              THE FIRST NATIONAL BANK OF BOSTON


                              By /s/ Mitchell B. Feldman
                                 ---------------------------
                                 Name: Mitchell B. Feldman
                                 Title: Director

                              FLEET BANK OF MASSACHUSETTS, N.A.


                              By /s/ Barrie King
                                 ---------------------------
                                 Name: Barrie King
                                 Title: Vice President

                              NATWEST BANK N.A. (formerly
                                 "National Westminster Bank USA")


                              By /s/ James Maiorino
                                 ---------------------------
                                 Name: James Maiorino
                                 Title: Vice President

                              BANK HAPOALIM B.M.

                              By /s/ Martin B. Goodstine
                                 ---------------------------
                                 Name: Martin B. Goodstine
                                 Title: Vice President


                              NATIONAL CITY BANK, COLUMBUS


                              By /s/ Ralph A. Kaparos
                                 ---------------------------
                                 Name: Ralph A. Kaparos
                                 Title: Sr. Vice President



                              THE YASUDA TRUST AND BANKING
                                COMPANY, LTD.


                              By /s/ Makoto Tagawa
                                 ---------------------------
                                 Name: Makoto Tagawa
                                 Title: Deputy General Manager



                              SHAWMUT BANK, N.A.,
                                as Agent

                              By /s/ Roger A. Stone
                                 ---------------------------
                                 Name: Roger A. Stone
                                 Title: Director

We hereby acknowledge, consent
and agree to the terms of the
foregoing Sixth Amendment
Agreement and confirm that
our obligations under the
Guarantee and the Pledge
Agreement shall remain
unchanged and in full
force and effect.

Dated:  September 12, 1995

SPENCER COMPANIES, INC.


By /s/ Alan I. Weinstein
   ---------------------------
   Name: Alan I. Weinstein
   Title: Sr. Exec. Vice President

SPENCER NO. 301 CORP.


By /s/ Alan I. Weinstein
   ---------------------------
   Name: Alan I. Weinstein
   Title: Sr. Exec. Vice President

JBI HOLDING CO., INC.


By /s/ Alan I. Weinstein
   ---------------------------
   Name: Alan I. Weinstein
   Title: President


THE CASUAL MALE, INC.

By /s/ Alan I. Weinstein
   ---------------------------
   Name: Alan I. Weinstein
   Title: Sr. Exec. Vice President


TCMB&T, INC.

By /s/ Alan I. Weinstein
   ---------------------------
   Name: Alan I. Weinstein
   Title: Sr. Exec. Vice President


WGS CORP.

By /s/ Alan I. Weinstein
   ---------------------------
   Name: Alan I. Weinstein
   Title: Sr. Exec. Vice President


TCM HOLDING COMPANY, INC.

By /s/ Alan I. Weinstein
   ---------------------------
   Name: Alan I. Weinstein
   Title: President


MORSE SHOE, INC.

By /s/ Alan I. Weinstein
   ---------------------------
   Name: Alan I. Weinstein
   Title: Sr. Exec. Vice President

BUCKMIN, INC.

By /s/ Alan I. Weinstein
   ---------------------------
   Name: Alan I. Weinstein
   Title: Sr. Exec. Vice President

ELM EQUIPMENT CORP.

By /s/ Alan I. Weinstein
   ---------------------------
   Name: Alan I. Weinstein
   Title: Sr. Exec. Vice President


JARED CORPORATION

By /s/ Alan I. Weinstein
   ---------------------------
   Name: Alan I. Weinstein
   Title: Sr. Exec. Vice President


MORSE SHOE (CANADA) LTD.

By /s/ Alan I. Weinstein
   ---------------------------
   Name: Alan I. Weinstein
   Title: Sr. Exec. Vice President


MORSE SHOE INTERNATIONAL, INC.

By /s/ Alan I. Weinstein
   ---------------------------
   Name: Alan I. Weinstein
   Title: Sr. Exec. Vice President


ISAB, INC.

By /s/ Alan I. Weinstein
   ---------------------------
   Name: Alan I. Weinstein
   Title: Sr. Exec. Vice President


WHITE CAP FOOTWEAR, INC.

By /s/ Alan I. Weinstein
   ---------------------------
   Name: Alan I. Weinstein
   Title: Sr. Exec. Vice President